Exhibit 99.2

ANDREW J. McKELVEY

October 29, 2006

HAND DELIVERED

Mr. Sal Iannuzzi
Chairman, Executive Committee
Monster Worldwide, Inc.
622 Third Avenue
New York, New York 10017

Dear Sal:

It is with regret that I tender my resignation from the Board of Directors, and as Chairman Emeritus, of Monster Worldwide, Inc., effective immediately.

Sincerely,
/s/ Andrew J. McKelvey
Andrew J. McKelvey